Exhibit 99.1

Auddia Announces Non-binding Letter of Intent for Business Combination and Restructuring

Restructuring into a holding company focused on delivering AI and web3 efficiencies to portfolio companies

AI efficiencies include discounted AI compute costs, centralized AI model training and engineering, and utilization of AI tools to optimize operations

Web3 efficiencies include leveraging treasury strategies and the development of new blockchains and tokens to reinvent market verticals, optimize portfolio company operations, and drive sustainable multiples of NAV

BOULDER, CO / August 05, 2025 / Auddia Inc. (NASDAQ:AUUD) (NASDAQ:AUUDW) (“Auddia” or the “Company”), today announced that in follow up to the leadership and strategic changes announced last month the Company’s Board, acting upon the recommendation of the Special Committee of Independent Directors, has approved a non-binding letter of intent (“LOI”) for a business combination between Auddia and Thramann Holdings, LLC (“Holdings”).

Holdings is a privately held holding company that controls LT350, Influence Healthcare, and Voyex, three early stage AI-native companies founded by Jeff Thramann. Thramann is a serial entrepreneur and inventor named on over 130 U.S. and international patents. He has taken Auddia and Aclarion (Nasdaq: ACON) public, sold Lanx and US Radiosurgery to public companies, sold ProNerve and American Physicians to private equity, and sold Denver CyberKnife to a private company. Thramann is the founder of each of these companies except Aclarion.

“As an innovator, I have spent the past 15 years securing patents in the AI infrastructure space, immersing myself in both the development and use of AI models, and developing blockchain and digital currency strategies aimed at empowering the value drivers of industries to reinvent their markets,” said Jeff Thramann, founder, Chairman, and CEO of Auddia. “I believe there is an incredible opportunity for a holding company at the juncture of AI and web3 to harness these technologies and deliver them to portfolio companies.”

The LOI contemplates a business combination between Auddia and Holdings with Auddia becoming a public holding company trading under a new name and ticker symbol. The transaction would result in the portfolio companies of Holding and Auddia becoming subsidiaries of the public holding company.

Under the proposed terms, Holdings’ equity holders are expected to receive an 80% ownership interest in the combined company, with Auddia equity holders owning a 20% interest.

Following closing of the business combination, the holding company’s board of directors will initially consist of Auddia’s current board of directors, who expect to appoint a new CEO for the Auddia business. Jeff Thramann, Auddia’s current CEO, will continue as CEO of the public holding company while John Mahoney, Auddia’s current CFO, will continue in his position as CFO of the public holding company and oversee the finances of all subsidiaries.

The business combination is a related party transaction. Jeff Thramann, the founder, Chairman, and CEO of Auddia is also the founder and majority shareholder of Holdings. As previously disclosed, to mitigate the conflicts inherent in related party transactions, in July 2025 the Auddia board formed a Special Committee of Independent Directors, who were represented by independent counsel in their consideration of the proposed business combination. Jeff Thramann did not participate in the deliberations of the Special Committee regarding the proposed business combination. Mr. Thramann also was recused from the board vote approving the Special Committee’s recommendation to proceed with executing the non-binding LOI for the proposed business combination. The Special Committee expects to engage an investment bank to serve as its financial advisor and provide a fairness opinion on the proposed business combination. The parties intend to negotiate a definitive business combination agreement that incorporates the provisions of the LOI as well as other terms and conditions typical for transactions of this nature.

The parties have agreed to a 30-day exclusivity period to negotiate a definitive business combination agreement, which will include customary closing conditions such as board and stockholder approvals, regulatory approvals, effectiveness of a registration statement relating to the issuance of Auddia common stock in the business combination and continued listing of the combined company’s common stock on Nasdaq. Closing will also be conditioned on Auddia raising at least $10 million of additional capital to fund ongoing business operations of Auddia and the combined business.

The Company will provide an update on the new operating plan of Auddia in the coming weeks, as well as details related to the operating companies within Holdings.

The proposed business combination is subject to a number of known and unknown risk and uncertainties. There can be no assurances that the parties will enter into a definitive business combination on the terms contemplated hereby or at all. Further, there can be no assurances that such business combination will be approved by stockholders or will ultimately be consummated.

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About Thramann Holdings, LLC

Thramann Holdings is a holding company that controls LT350, Influence Healthcare, and Voyex, three AI native operating companies.

LT350 is a distributed AI data center company with 9 issued patents on a proprietary solar parking lot canopy that turns any parking lot into an AI data center. The Company has a strategic partnership with a top ten convenience store gas station brand that includes an equity investment and development of a pilot convenience store gas station. The partnership holds the potential to deploy the world’s largest distributed AI data center at the lowest possible cost by replacing existing gas station canopies with LT350 canopies.

Influence Healthcare is a value based care provider leveraging AI, blockchain, and vertical integration to empower surgeons to drive adoption of value based care to the surgical specialties.

Voyex is an agentic AI company addressing flight delays and cancellations, which are the largest pain points for air travelers.

About Auddia Inc.

Auddia, through its proprietary AI platform for audio identification and classification, is reinventing how consumers engage with AM/FM radio, podcasts, and other audio content. Auddia’s flagship audio superapp, called faidr, brings multiple industry firsts to the audio streaming landscape that include:

•	subscription based, ad free listening on any AM/FM radio station
•	content skipping across any AM/FM station
•	one touch skipping of entire podcast ad breaks
•	subscription based, ad free listening to podcast partners

faidr also delivers exclusive content and playlists, and showcases exciting new artists, hand-picked by curators and DJs. For more information, visit: www.auddia.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about the Company's current expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as "anticipates," "believes" and "expects" or similar expressions, are forward-looking statements. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the Company's current plans and expectations, as well as future results of operations and financial condition. These and other risks and uncertainties are discussed more fully in our filings with the Securities and Exchange Commission. Readers are encouraged to review the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, as well as other disclosures contained in the Annual Report and subsequent filings made with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations:

Kirin Smith, President

PCG Advisory, Inc.

ksmith@pcgadvisory.com

www.pcgadvisory.com

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